EXHIBIT 24(b)(9)

                 OPINION AND CONSENT OF JOSEPH P. DECRESCE, ESQ.

April 19, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:      Phoenix Life Variable Accumulation Account
         Phoenix Life Insurance Company
         Post-Effective Amendment No. 9 to Form N-4
         Registration Nos. 333-47862 and 811-03488


Dear Sirs:

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Income Choice ("contract"), which is the subject of the above-captioned registration statement on Form N-4.

In connection with this opinion, I have reviewed the contract, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the contract.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

I further consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to my being named as an expert under "Experts" therein.

Very truly yours,

/s/ Joseph P. DeCresce
-------------------------------
Joseph P. DeCresce, Esq.
Counsel
Phoenix Life Insurance Company